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                                                              Exhibit 99.(d).(i)

                          INVESTMENT ADVISORY AGREEMENT

   AGREEMENT made this 25th day of September, 1996, by and between DRIEHAUS MUTUAL FUNDS, a Delaware business trust (the "Trust"), and DRIEHAUS CAPITAL MANAGEMENT, INC., an Illinois corporation (the "Adviser").

   WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940 ("1940 Act"), the shares of beneficial interest ("Shares") of which are registered under the Securities Act of 1933;

   WHEREAS, the Trust is authorized to issue Shares in separate series or portfolios with each representing the interests in a separate portfolio of securities and other assets;

   WHEREAS, the Trust currently intends to offer Shares in one portfolio, the Driehaus International Growth Fund, (the "Initial Portfolio"), together with any other Trust portfolios which may be established later and served by the Adviser hereunder, being herein referred to collectively as the "Portfolios" and individually referred to as a "Portfolio"; and

   WHEREAS, the Trust desires at this time to retain the Adviser to render investment advisory and management services to the Initial Portfolio, and the Adviser is willing to render such services;

   NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

   1. Employment; Services To Be Performed. The Trust hereby employs the Adviser to act as the investment adviser for the Initial Portfolio and for any other Portfolio that is made subject to this Agreement pursuant to Section 2 hereunder; to manage the investment and reinvestment of the assets of such Portfolio, to continuously review, supervise and administer the Portfolio's investment programs; to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio's assets to be held uninvested, in accordance with the applicable investment objectives and policies and limitations; to oversee the performance of the Trust's Administrator, Transfer Agent and Custodian with respect to the Portfolio; to provide the Trust with records concerning the Adviser's activities that the Trust is required to maintain; and to render regular reports to the Trust's officers and Board of Trustees concerning the Adviser's discharge of the foregoing responsibilities, all for the period and upon the terms herein set forth. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Trust, and in compliance with the objectives, policies and limitations set forth in the Trust's prospectus, the Agreement and Declaration of Trust and the By-Laws of the Trust, as may from time to time be in force, as well as applicable laws and regulations.

   The Adviser accepts such employment and agrees during such period to render such services, to pay all costs and expenses of maintaining the offices of the Trust, wherever located, and to arrange for payment by the Trust of all expenses payable by the Trust. The Adviser agrees to permit any of its officers or employees to serve without compensation as trustees or officers of the Trust if elected to such positions, and to assume the obligations herein set forth for
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the compensation herein provided. It is understood and agreed that the Adviser, by separate agreements with the Trust, may also serve the Trust in other capacities. Notwithstanding anything in this Agreement to the contrary, the Adviser may arrange for some investment advisory services to be provided by another person at the expense of the Adviser; provided that any such arrangement shall comply with the Investment Company Act of 1940 ("1940 Act"), including
Section 15 thereof.

   2. Additional Portfolios. In the event that the Trust establishes one or more portfolios other than the Initial Portfolio with respect to which it desires to retain the Adviser to render investment advisory and management services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services, it shall notify the Trust in writing whereupon such portfolio or portfolios shall become a Portfolio or Portfolios hereunder.

   3. Portfolio Transactions. (a) The Adviser shall determine the securities to be purchased or sold by the Portfolio and will place orders pursuant to its determinations either directly with the issuer or underwriter or with any broker-dealer (including, as set forth below, a broker-dealer which is an affiliated person of the Adviser) who deals in the securities in which the Portfolio is active. In placing orders with broker-dealers, the Adviser will attempt to obtain the best combination of price and execution. In seeking to achieve the best combination of price and execution, an effort shall be made to evaluate the overall quality and reliability of broker-dealers and the service they provide, including their general execution capability, reliability and integrity, willingness to take positions in securities, general operational capabilities and financial condition. However, the responsibility of the Adviser to attempt to obtain the best combination of price and execution does not obligate it to solicit a competitive bid for each transaction, and the Adviser shall have no obligation to seek the lowest available commission cost to the Portfolio, so long as the Adviser determines in good faith that the commission paid to a broker-dealer is reasonable in relation to the value of the brokerage, research, statistical or other services provided by such broker-dealer to the Portfolio or the Adviser. The Adviser will not place orders with broker-dealers which are affiliated persons of the Adviser or the Fund without the prior written authorization of the Fund, and then will do so subject to (i) the provisions of Sections 17(e)(2) and Rule 17e-1 and Section 10(f) and Rule 10f-3 under the 1940 Act, Rule 206(3)-2 under the 1940 Advisers Act, Section 11(a) under the Securities Exchange Act of 1934 (the "1934 Act") and any other applicable laws or regulations, and (ii) procedures properly adopted by the Fund with respect thereto.

   (b) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other clients, if any (including any other Portfolio), or when the Adviser determines to purchase the same securities for its own account or proprietary accounts, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be purchased or sold. In such event, allocation of the securities so purchased or sold will be made by the Adviser in a manner it considers to be equitable and consistent with its fiduciary obligations to each.

   4. Compensation of the Adviser. (a) For the services described in this Agreement, the Trust will pay to the Adviser a fee, computed daily and payable monthly, at the annual rate of 1.5% of the average daily net assets of the Initial Portfolio. For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis


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of the number of days that the Agreement is in effect during the month and year, respectively. Such fee is attributable to the Portfolio and if there are multiple Portfolios of the Trust, the fee shall be a separate obligation of such Portfolio.

   (b) For purposes of computing compensation to the Adviser, the net asset value for each Portfolio shall be calculated in accordance with the provisions of the Trust's prospectus or at such other time or times as the trustees may determine in accordance with the provisions of the 1940 Act. On each day when net asset value is not calculated, the net asset value of a share of a Portfolio shall be deemed to be the net asset value of such a share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

   5. Expenses. In addition to the fee of the Adviser, the Trust shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Trust's securities or other property, for keeping its books of account, for any other charges of the custodian. The Trust shall assume and pay any expenses for services rendered under an administration and accounting services agreement, including the calculation of the net asset value per share of the Portfolio. The Adviser shall not be required to pay and the Trust shall assume and pay the charges and expenses of its operations, including compensation of the trustees (other than those affiliated with the Adviser), charges and expenses of independent auditors, of legal counsel, of any transfer or dividend disbursing agent, and of any registrar of the Trust, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Trust, costs of share certificates, if any, and of reports, membership dues in the Investment Company Institute or any similar organization, costs of reports and notices to shareholders, stationery, printing, postage, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Trust, filing of trust documents or otherwise. The Trust shall not pay or incur any obligation for any expenses for which the Trust intends to seek reimbursement from the Adviser as herein provided without first obtaining the written approval of the Adviser.

   6. Affiliations. Subject to applicable statutes and regulations, it is understood that trustees, officers or agents of the Trust are or may be interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Trust otherwise than as a trustee, officer or agent.

   7. Liability of Adviser. The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

   8. Activities of the Adviser. The services of the Adviser to the Trust under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others including other separate or pooled accounts managed in a like manner, so long as its services hereunder are not impaired thereby. It is agreed that the Adviser may use any supplemental research obtained for the benefit of the Trust in providing investment advice to its other investment advisory accounts or for managing its own or its affiliates


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accounts. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

   9. Term; Termination; Amendment. (a) This Agreement shall become effective with respect to the Initial Portfolio on the date first written above and shall remain in full force until September 30, 1998, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Portfolio, but only as long as such continuance is specifically approved for each Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Portfolio, the Adviser may continue to serve in such capacity for such Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

   (b) This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Trust or by the Adviser on sixty (60) days written notice to the other party. The Trust also may effect termination with respect to any Portfolio by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Portfolio.

   (c) This Agreement may be terminated with respect to any Portfolio at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

   (d) The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

   (e) Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in
Section 4 earned prior to such termination.

   (f) No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the other party against which enforcement of the charge, waiver, discharge or termination is sought.

   10. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

   11. Names. The name "Driehaus Mutual Funds" refers to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 31, 1996, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Trust. The trustees, officers, employees and agents of the Trust shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made by the trustees or by an


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officer, employee or agent of the Trust, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Trust may enforce claims against the Trust only against the assets belonging to such series or class.

   12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

   13. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois (without regard to principals of conflicts of law).


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   IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed as of the day and year first above written.

                                    DRIEHAUS MUTUAL FUNDS


                                    By:  /s/ Robert F. Moyer
                                         ----------------------------------
                                    Title:  Vice President
                                            -------------------------------
ATTEST:

/s/ Mary H. Weiss
----------------------------------
Title:Secretary
----------------------------------




                                    DRIEHAUS CAPITAL MANAGEMENT, INC.


                                    By:  /s/ Robert F. Moyer
                                         ----------------------------------
                                    Title:  President
                                            -------------------------------


ATTEST:



/s/ Mary H. Weiss
----------------------------------
Title: Secretary
----------------------------------


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